Exhibit 99.2

Operating Results Scorecard
As of September 30, 2014

	Q1-13	Q2-13	Q3-13	Q4-13	2013	Q1-14	Q2-14	Q3-14	2014
Revenue (millions)
Domestic	$28.0	$28.9	$30.2	$33.9	$120.9	$33.3	$30.9	$30.7	$94.9
Asia Pacific	$19.7	$19.9	$20.5	$21.1	$81.1	$21.1	$21.0	$22.5	$64.6
Latin America	$6.1	$6.8	$7.8	$8.5	$29.2	$8.8	$9.3	$8.3	$26.4
Company Total	$53.8	$55.6	$58.4	$63.4	$231.3	$63.2	$61.3	$61.4	$185.9

Revenue %
Domestic	52.1%	52.0%	51.6%	53.4%	52.3%	52.7%	50.5%	50.0%	51.1%
Asia Pacific	36.6%	35.7%	35.0%	33.2%	35.1%	33.3%	34.3%	36.6%	34.7%
Latin America	11.3%	12.3%	13.4%	13.4%	12.6%	14.0%	15.2%	13.5%	14.2%
Company Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Gross Profit (millions)
Domestic	$2.9	$3.5	$3.0	$3.9	$13.3	$4.5	$2.6	$3.0	$10.2
Asia Pacific	$2.2	$2.2	$2.7	$2.9	$10.0	$3.6	$2.6	$5.1	$11.3
Latin America	$(0.4)	$(0.1)	$0.9	$0.7	$1.1	$0.1	$0.4	$0.9	$1.4
Company Total	$4.7	$5.6	$6.5	$7.5	$24.3	$8.2	$5.7	$9.0	$23.0

Gross Profit %
Domestic	10.4%	12.3%	9.8%	11.4%	11.0%	13.6%	8.5%	9.9%	10.8%
Asia Pacific	11.2%	10.9%	13.1%	13.9%	12.3%	17.1%	12.5%	22.6%	17.5%
Latin America	(6.6)%	(1.2)%	11.2%	7.9%	3.6%	0.8%	4.5%	11.2%	5.4%
Company Total	8.8%	10.1%	11.2%	11.8%	10.5%	13.0%	9.3%	14.7%	12.3%